UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/31/2007

INSIGHTFUL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-020992

DE	04-2842217
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1700 Westlake Ave N, Suite 500, Seattle, WA 98109
(Address of principal executive offices, including zip code)

2068022365
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 31, 2007, Insightful Corporation amended and restated its bylaws to provide for the issuance, recordation of transfer of uncertificated shares and qualify for listing on a Direct Registration System as required by Rule 4350(1) of the Nasdaq Marketplace Rules; to provide for electronic transmission of notices and other documents, records or instruments required or permitted by Delaware law or the bylaws; to clarify certain rights, powers, duties and obligations of the Company's directors, officers and stockholders under Delaware law and the bylaws; and to make other administerial changes to the bylaws.

A copy of the amended and restated bylaws is attached hereto as Exhibit 3.1 and is incorporated into this current report by reference. This summary of the provisions of the bylaws is not complete, and you should refer to the exhibit for a copy of the actual bylaws.

Item 9.01.    Financial Statements and Exhibits

3.1 Amended and Restated By-Laws of Insightful Corporation

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGHTFUL CORPORATION

Date: January 02, 2008	By:	/s/ Jeffrey E. Coombs
Jeffrey E. Coombs
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Amended and Restated Bylaws of Insightful Corporation